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                                                                    Exhibit 3.65

                        THE COMMONWEALTH OF MASSACHUSETTS
                        OFFICE OF THE SECRETARY OF STATE
                         MICHAEL J. CONNOLLY, SECRETARY
              ONE ASHBURTON PLACE, BOSTON, MASSACHUSETTS O2108-1512

/s/ [ILLEGIBLE]
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[ILLEGIBLE]

                            ARTICLES OF ORGANIZATION
                              (UNDER G.L. CH. 156B)

/s/ [ILLEGIBLE]
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[ILLEGIBLE]
Approved

                                    ARTICLE I
                         THE NAME OF THE CORPORATION IS:

PJC of Massachusetts, Inc.

                                   ARTICLE II
          THE PURPOSE OF THE CORPORATION IS TO ENGAGE IN THE FOLLOWING
                              BUSINESS ACTIVITIES:

Performing the operation and management of one or more retail liquor stores, and all such related activities, as well as for any lawful purpose for which corporations may be formed under the Business Corporation Laws of the state of Massachusetts.

C / /
P / /
M / /
R.A. /X/


/s/ [ILLEGIBLE]
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C.

NOTE: IF THE SPACE PROVIDED UNDER ANY ARTICLE OR ITEM ON THIS FORM IS INSUFFICIENT, ADDITIONS SHALL BE SET FORTH ON ONE SIDE ONLY OF SEPARATE 8 1/2 X 11 SHEETS OF PAPER WITH A LEFT MARGIN OF AT LEAST 1 INCH. ADDITIONS TO MORE THAN ONE ARTICLE MAY BE MADE ON A SINGLE SHEET SO LONG AS EACH ARTICLE REQUIRING EACH ADDITION IS CLEARLY INDICATED.


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                                   ARTICLE III
THE TYPES AND CLASSES OF STOCK AND THE TOTAL NUMBER OF SHARES AND PAR VALUE, IF ANY, OF EACH TYPE AND CLASS OF STOCK WHICH THE CORPORATION IS AUTHORIZED TO ISSUE IS AS FOLLOWS

                            WITHOUT PAR VALUE STOCKS

    TYPE        NUMBER OF SHARES
--------------------------------
COMMON:
--------------------------------
PREFERRED:
--------------------------------

                              WITH PAR VALUE STOCKS

TYPE            NUMBER OF SHARES    PAR VALUE
---------------------------------------------
COMMON:         200,000             $ 1.00
---------------------------------------------
PREFERRED:
---------------------------------------------

                                   ARTICLE IV
IF MORE THAN ONE CLASS OF STOCK IS AUTHORIZED, STATE A DISTINGUISHING DESIGNATION FOR EACH CLASS. PRIOR TO THE ISSUANCE OF ANY SHARES OF A CLASS, IF SHARES OF ANOTHER CLASS ARE OUTSTANDING, THE CORPORATION MUST PROVIDE A DESCRIPTION OF THE PREFERENCES, VOTING POWERS, QUALIFICATIONS, AND SPECIAL OR RELATIVE RIGHTS OR PRIVILEGES OF THAT CLASS AND OF EACH OTHER CLASS OF WHICH SHARES ARE OUTSTANDING AND OF EACH SERIES THEN ESTABLISHED WITHIN ANY CLASS.

               Not applicable.

                                    ARTICLE V
THE RESTRICTIONS, IF ANY, IMPOSED BY THE ARTICLES OF ORGANIZATION UPON THE TRANSFER OF SHARES OF STOCK OF ANY CLASS ARE:

               None.

                                   ARTICLE VI
OTHER LAWFUL PROVISIONS, IF ANY, FOR THE CONDUCT AND REGULATION OF THE BUSINESS AND AFFAIRS OF THE CORPORATION, FOR ITS VOLUNTARY DISSOLUTION, OR FOR LIMITING, DEFINING, OR REGULATING THE POWER OF THE CORPORATION, OR OF ITS DIRECTORS OR STOCKHOLDERS, OR OF ANY CLASS OF STOCKHOLDERS: IF THREE ARE NO PROVISIONS STATE "NONE".)

1. The corporation shall have the power to indemnify any person made a party to any proceeding by reason of the fact that he or she was or is a director or stockholder, in accordance with Chapter 156B, Section 13(b)(1 1/2);

2. Meetings of the stockholders of the corporation shall be held at such place, either within or without the state, as the Board of Director may determine or as the activition of the corporation may require

NOTE: THE PRECEDING SIX (6) ARTICLES ARE CONSIDERED TO BE PERMANENT AND MAY ONLY BE CHANGED BY FILING APPROPRIATE ARTICLES OF AMENDMENT.

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                                   ARTICLE VII
THE EFFECTIVE DATE OF ORGANIZATION OF THE CORPORATION SHALL BE THE DATE APPROVED AND FILED BY THE SECRETARY OF THE COMMONWEALTH. IF A LATER EFFECTIVE DATE IS DESIRED SPECIFY SUCH DATE WHICH SHALL NOT BE MORE THAN THIRTY DAYS AFTER THE DATE OF FILING.

THE INFORMATION CONTAINED IN ARTICLE VIII IS NOT A PERMANENT PART OF THE ARTICLES OF ORGANIZATION AND MAY BE CHANGED ONLY BY FILING THE APPROPRIATE FORM PROVIDED THEREFOR.

                                  ARTICLE VIII
A. THE STREET ADDRESS OF THE CORPORATION IN MASSACHUSETTS IS (POST OFFICE BOXES ARE NOT ACCEPTABLE)

     c/o Dennis J. Luti, 9 Crest Way Road, East Boston, MA 02128

B. THE NAME, RESIDENCE AND POST OFFICE ADDRESS (IF DIFFERENT) OF THE DIRECTORS AND OFFICERS OF THE CORPORATION ARE:

                  NAME           RESIDENCE                   POST OFFICE ADDRESS
PRESIDENT:     Michel Coutu      3 Tamarack Lane
                                 East Greenwich, RI

TREASURER:     Michel Coutu                 as above

CLERK:         Michel Coutu                 as above

DIRECTORS:     Chalres Raiola    28 Clarke Street
                                 Seekonk, MA 02717

C. THE FISCAL YEAR (I.E., TAX YEAR) OF THE CORPORATION SHALL END ON THE LAST DAY OF THE MONTH OF:

               May 31

D. THE NAME AND BUSINESS ADDRESS OF THE RESIDENT AGENT OF THE CORPORATION, IF ANY, IS:

               Dennis Luti
               9 Crest Way Road
               East Boston, MA 02128

                                   ARTICLE IX
BY LAWS OF THE CORPORATION HAVE BEEN DULY ADOPTED AND THE PRESIDENT, TREASURER, CLERK AND DIRECTORS WHOSE NAMES ARE SET FORTH ABOVE HAVE BEEN DULY ELECTED.

IN WITNESS WHEREOF AND UNDER THE PAINS AND PENALTIES OF PERJURY, I/WE WHOSE SIGNATURE(S) APPEAR BELOW AS INCORPORATOR(S) AND WHOSE NAMES(S) AND BUSINESS OR RESIDENTIAL ADDRESS(ES) ARE CLEARLY TYPED OR PRINTED BENEATH EACH SIGNATURE DO HEREBY ASSOCIATE WITH THE INTENTION OF FORMING THIS CORPORATION UNDER THE PROVISIONS OF GENERAL LAWS CHAPTER 156B AND DO HEREBY SIGN THESE ARTICLES OF ORGANIZATION AS INCORPORATION(S) THIS 12TH DAY OF OCTOBER 1994,

                /s/ Megan Walsh
-----------------------------------
                Megan Walsh
                Cummings & Lockwood
                4 Stamford Plaza
                Stamford, CT 06904

[ILLEGIBLE]

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                                     478705

                        THE COMMONWEALTH OF MASSACHUSETTS
[SEAL]
                            ARTICLES OF ORGANIZATION
                     GENERAL LAWS, CHAPTER 156B, SECTION 12


     I hereby certify that, upon examination of these articles of organization, duly submitted to me, it appears that the provisions of the General Laws relative to the organization of corporations have been complied with, and I hereby approve said articles; and the filing fee in the amount of $ 200 having been paid, said articles are deemed to have been filed with me this 13th day of OCTOBER 1994

EFFECTIVE DATE

                                                       A TRUE COPY ATTEST
                                                   /s/ William Francis Galvin
                                                     WILLIAM FRANCIS GALVIN
                                                 SECRETARY OF THE COMMONWEALTH
                                              DATE 7/23/04 CLERK /s/ [ILLEGIBLE]


                          /s/ Michael Joseph Connolly
                               MICHAEL J. CONNOLLY
                               SECRETARY OF STATE

FILING FEE One tenth of one percent of the total authorized capital stock, but not less than $200.00. For the purpose of filing, shares of stock with a par value less than one dollar, or no par stock, shall be deemed to have a par value of one dollar per share.


              PHOTOCOPY OF ARTICLES OF ORGANIZATION TO BE SENT TO:

                    National Corporate Research, Ltd.

                    225 West 34th Street, Suite 2110

                    New York, NY 10122-0032

                    Attn: Joe Mirrione

                Telephone.             (800)-221-0102